PIF (Putnam Investment Funds) International Capital
Opportunities Period ending 8/31/16

1.	Amendment to Amended and Restated Bylaws dated as of April
22, 2016 Incorporated by reference to PostEffective
Amendment No. 167 to the Registrants Registration Statement
filed on June 27, 2016.
2.	SubManagement Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
Schedule A amended as of March 24, 2016 Incorporated by reference to PostEffective Amendment No. 165 to the Registrants Registration Statement filed on March 25, 2016.